EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129280 on Form S-3 and Registration Statements No. 333-44017 and 333-88530 on Form S-8 of our report dated March 15, 2006, related to the financial statements and financial statement schedule of Lipid Sciences, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lipid Sciences, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 15, 2006